UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  April 17, 2024

RISKON INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40701	30-0680177
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11411 Southern Highlands Pkwy., Suite 240, Las Vegas, NV 89141

(Address of principal executive offices) (Zip Code)

(800) 762-7293

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ROII	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 12, 2024, RiskOn International, Inc., a Nevada corporation (the “Company”) received a written notice from the Nasdaq Hearings Panel (the “Panel”) that the Panel had determined to delist the Company’s common stock (“Common Stock”) from The Nasdaq Capital Market (the “Nasdaq Capital Market”). The Panel reached its decision to delist the Common Stock from the Nasdaq Capital Market for violating Nasdaq Listing Rule 5110(a) and Listing Rule 5635(b) as a result of the acquisition of BitNile.com, Inc., which closed on March 6, 2023. In addition, the Panel concluded that the Company’s multiple violations of the Nasdaq Listing Rule 5640 raised public interest concerns that served as an additional and separate basis for delisting. Finally, the Panel found that the Company is not in compliance with the minimum $2.5 million stockholders’ equity requirement for continued listing set forth in Nasdaq Listing Rule 5550(b)(1) and had not demonstrated the ability to regain compliance with that requirement in the near term.

As previously reported, the Company’s common stock was suspended from trading on the Nasdaq Capital Market on February 28, 2024, and since that time, the Common Stock has traded on the Pink Current Information tier of the Over-the-Counter Market run by the OTC Markets Group under the symbol, “ROII”. The Company is contemplating its next steps, which may include submitting an application for its common stock to be traded on the OTCQB Venture Market tier (the “OTCQB”). The Company does not expect such potential transition to the OTCQB to have an immediate effect on the Company’s business operations. The Company remain a reporting company under the Securities Exchange Act of 1934, as amended, and will continue to file periodic and other reports with the U.S. Securities and Exchange Commission.

The delisting of the Common Stock from the Nasdaq Capital Market could negatively impact the Company in several ways, including without limitation, by (i) reducing the liquidity and market price of the Common Stock; (ii) reducing the number of investors willing to hold or acquire the Common Stock, which could negatively impact the Company’s ability to raise equity financing; (iii) impairing the Company’s ability to provide equity incentives to its employees; (iv) impacting the Common Stock as it will likely fall within the definition of a “penny stock,” which would cause brokers trading the Common Stock to adhere to more stringent rules; (v) causing analysts to limit or stop coverage of the Common Stock; and (vi) limiting availability of market quotations for the Common Stock.

In addition, if the Common Stock has not been listed on another qualifying exchange (for which neither the OTCQB nor OTC Pink Current Information qualifies), within seven trading days following the delisting of our Common Stock from the Nasdaq Capital Market, such event would constitute a default under the terms the Company’s Senior Secured Convertible Notes issued April 27, 2023 (the “Secured Notes”). In such event, the Company could be required, at the option of such holders, to repurchase all or a portion of the Secured Notes. A requirement by such holders for us to repurchase some or all of the Secured Notes for cash will have a material adverse effect on our business, financial condition and results of operations, including if the Company does not have sufficient funds or are otherwise unable to comply with such requirement in accordance with the terms of the Secured Notes. The Company provided the investors with a security interest in substantially all of the assets of the Company, which the investors have the right to if we are unable to repay the Secured Notes when due.

Forward-Looking Statements

The Securities and Exchange Commission encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Current Report on Form 8-K may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RISKON INTERNATIONAL, INC.

Dated: April 17, 2024	/s/ Henry Nisser
Henry Nisser President and General Counsel